Exhibit 99.1

KELLY SERVICES® REPORTS 1st QUARTER RESULTS

TROY, MI (May 8, 2013) -- Kelly Services, Inc. (NASDAQ: KELYA) (NASDAQ: KELYB), a leader in providing workforce solutions, today announced results for the first quarter of 2013.

Carl T. Camden, President and Chief Executive Officer, announced revenue for the first quarter of 2013 totaled $1.3 billion, a 3% decrease compared to the corresponding quarter of 2012.

Earnings from operations for the first quarter of 2013 totaled $7.1 million, compared to $14.7 million reported for the first quarter of 2012.

Diluted earnings per share from continuing operations in the first quarter of 2013 were $0.34 compared to $0.24 per share in the first quarter of 2012.

“The sluggish economic growth we saw throughout 2012 continued into the first quarter of 2013, accompanied by a softening in demand for temporary labor,” noted Camden. “Given these tough conditions, we’re pleased to report that Kelly’s performance exceeded expectations. We delivered an operating profit and controlled our expenses while moving ahead with strategic investments.”

Camden acknowledged that the persistently slow pace of this recovery may be a medium-term reality, but remains confident that Kelly is positioned for long-term growth. “Our strategy was designed with the modern labor market in mind. We’re winning higher-margin business, expanding key customer relationships, and strengthening our talent supply chain. The growth we’re seeing in our professional and technical solutions and in our outsourcing and consulting group confirms that we’re on the right track.”

Kelly also reported that on May 7, its board of directors declared a dividend of $0.05 per share. The dividend is payable June 4 to shareholders of record as of the close of business on May 20.

In conjunction with its first quarter earnings release, Kelly Services, Inc. will host a conference call at 9:00 a.m. (ET) on May 8, to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Telephone:

U.S.                         1 800 288-9626

International          1 651 291-5254

The pass code is Kelly Services

Via the Internet:

The call is also available via the internet through the Kelly Services website:

www.kellyservices.com

This release contains statements that are forward looking in nature and accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, competitive market pressures including pricing and technology introductions, changing market and economic conditions, our ability to achieve our business strategy, including our ability to successfully expand into new markets and service lines, material changes in demand from or loss of large corporate customers, impairment charges triggered by adverse industry or market developments, unexpected termination of customer contracts, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, liability for improper disclosure of sensitive or private employee information, unexpected changes in claim trends on workers’ compensation and benefit plans, our ability to maintain specified financial covenants in our bank facilities, our ability to access credit markets and continued availability of financing for funding working capital, our ability to sustain critical business applications through our key data centers, our ability to effectively implement and manage our information technology programs, our ability to retain the services of our senior management, local management and field personnel, the impact of changes in laws and regulations (including federal, state and international tax laws), the net financial impact of the Patient Protection and Affordable Care Act on our business, risks associated with conducting business in foreign countries, including foreign currency fluctuations, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any forward looking statements contained herein, and we have no intention to update these statements.

About Kelly Services®

Kelly Services, Inc. (NASDAQ: KELYA, KELYB) is a leader in providing workforce solutions. Kelly® offers a comprehensive array of outsourcing and consulting services as well as world-class staffing on a temporary, temporary-to-hire, and direct-hire basis. Serving clients around the globe, Kelly provides employment to more than 560,000 employees annually. Revenue in 2012 was $5.5 billion. Visit kellyservices.com and connect with us on Facebook, LinkedIn, and Twitter. Download The Talent Project, a free iPad app by Kelly Services.

iPad is a trademark of Apple Inc., registered in the U.S. and other countries.  App Store is a service mark of Apple Inc.

# # #

ANALYST CONTACT: James Polehna (248) 244-4586 james_polehna@kellyservices.com	MEDIA CONTACT: Jane Stehney (248) 244-5630 jane_stehney@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE 13 WEEKS ENDED MARCH 31, 2013 AND APRIL 1, 2012

(UNAUDITED)

(In millions of dollars except per share data)

	2013	2012	Change		% Change

Revenue from services	$1,314.8	$1,354.8	$(40.0)		(3.0	) %

Cost of services	1,097.9	1,131.1	(33.2)		(2.9)

Gross profit	216.9	223.7	(6.8)		(3.1)

Selling, general and administrative expenses	209.8	209.0	0.8		0.4

Earnings from operations	7.1	14.7	(7.6)		(51.8)

Other expense, net	1.0	0.6	0.4		58.9

Earnings from continuing operations before taxes	6.1	14.1	(8.0)		(56.6)

Income tax (benefit) expense	(6.8)	4.9	(11.7)		(239.4)

Earnings from continuing operations	12.9	9.2	3.7		40.0

Earnings from discontinued operations, net of tax	-	0.4	(0.4)		(100.0)

Net earnings	$12.9	$9.6	$3.3		33.8%

Basic earnings per share on common stock
Earnings from continuing operations	$0.34	$0.24	$0.10		41.7%
Earnings from discontinued operations	-	0.01	(0.01)		(100.0)
Net earnings	0.34	0.26	0.08		30.8

Diluted earnings per share on common stock
Earnings from continuing operations	$0.34	$0.24	$0.10		41.7%
Earnings from discontinued operations	-	0.01	(0.01)		(100.0)
Net earnings	0.34	0.26	0.08		30.8

STATISTICS:

Gross profit rate	16.5%	16.5%	-	pts.

Selling, general and administrative expenses:
% of revenue	16.0	15.4	0.6
% of gross profit	96.7	93.4	3.3

% Return:
Earnings from operations	0.5	1.1	(0.6)
Earnings from continuing operations before taxes	0.5	1.0	(0.5)
Earnings from continuing operations	1.0	0.7	0.3
Net earnings	1.0	0.7	0.3

Effective income tax rate	(110.9)%	34.6%	(145.5)	pts.

Average number of shares outstanding
(millions):
Basic	37.2	36.9
Diluted	37.2	36.9

Shares adjusted for nonvested restricted awards
(millions):
Basic	38.2	37.8
Diluted	38.2	37.8

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(UNAUDITED)

(In millions of dollars)

	First Quarter
	2013	2012	Change		Constant Currency Change
AMERICAS
Commercial
Revenue from services (including fee-based income)	$638.3	$669.3	(4.6	) %	(4.3	) %
Fee-based income	3.9	3.5	13.3		14.4
Gross profit	93.5	98.0	(4.5)		(4.2)

Gross profit rate	14.7%	14.6%	0.1	pts.

PT
Revenue from services (including fee-based income)	$251.0	$250.1	0.4%		0.4%
Fee-based income	3.9	3.4	13.4		13.5
Gross profit	40.4	40.2	0.4		0.4

Gross profit rate	16.1%	16.1%	-	pts

Total Americas
Revenue from services (including fee-based income)	$889.3	$919.4	(3.3	) %	(3.0	) %
Fee-based income	7.8	6.9	13.4		14.0
Gross profit	133.9	138.2	(3.1)		(2.9)
Total SG&A expenses	109.2	102.9	6.1		6.3
Earnings from operations	24.7	35.3	(30.0)

Gross profit rate	15.1%	15.0%	0.1	pts.
Expense rates:
% of revenue	12.3	11.2	1.1
% of gross profit	81.6	74.5	7.1
Operating margin	2.8	3.8	(1.0)

EMEA
Commercial
Revenue from services (including fee-based income)	$201.0	$213.0	(5.6	) %	(5.5	) %
Fee-based income	5.5	6.1	(9.9)		(9.8)
Gross profit	31.1	33.5	(7.2)		(7.1)

Gross profit rate	15.5%	15.7%	(0.2	)pts.

PT
Revenue from services (including fee-based income)	$43.5	$42.2	3.0%		3.1%
Fee-based income	4.0	4.6	(13.2)		(13.0)
Gross profit	10.7	11.3	(5.4)		(5.3)

Gross profit rate	24.6%	26.8%	(2.2	)pts.

Total EMEA
Revenue from services (including fee-based income)	$244.5	$255.2	(4.2	) %	(4.1	) %
Fee-based income	9.5	10.7	(11.3)		(11.2)
Gross profit	41.8	44.8	(6.7)		(6.6)
SG&A expenses excluding restructuring charges	42.2	44.5	(5.2)
Restructuring charges	(0.2)	-	NM
Total SG&A expenses	42.0	44.5	(5.6)		(5.5)
Earnings from operations	(0.2)	0.3	NM
Earnings from operations excluding restructuring charges	(0.4)	0.3	NM

Gross profit rate	17.1%	17.6%	(0.5	)pts.
Expense rates (excluding restructuring charges):
% of revenue	17.2	17.4	(0.2)
% of gross profit	100.8	99.2	1.6
Operating margin (excluding restructuring charges)	(0.1)	0.1	(0.2)

 KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(UNAUDITED)

(In millions of dollars)

	First Quarter
	2013	2012	Change		Constant Currency Change
APAC
Commercial
Revenue from services (including fee-based income)	$81.5	$88.3	(7.7)%		(7.4)%
Fee-based income	2.7	3.3	(18.7)		(17.4)
Gross profit	11.6	13.1	(11.5)		(11.0)

Gross profit rate	14.2%	14.8%	(0.6	)pts.

PT
Revenue from services (including fee-based income)	$10.2	$12.8	(20.9)%		(20.0)%
Fee-based income	2.0	4.0	(51.0)		(50.5)
Gross profit	3.3	5.2	(36.6)		(35.9)

Gross profit rate	32.5%	40.5%	(8.0	)pts.

Total APAC
Revenue from services (including fee-based income)	$91.7	$101.1	(9.4)%		(9.0)%
Fee-based income	4.7	7.3	(36.2)		(35.4)
Gross profit	14.9	18.3	(18.7)		(18.1)
SG&A expenses excluding restructuring charges	15.6	19.7	(20.9)
Restructuring charges	0.2	-	NM
Total SG&A expenses	15.8	19.7	(19.9)		(19.3)
Earnings from operations	(0.9)	(1.4)	35.7
Earnings from operations excluding restructuring charges	(0.7)	(1.4)	50.1

Gross profit rate	16.2%	18.1%	(1.9	)pts.
Expense rates (excluding restructuring charges):
% of revenue	17.0	19.4	(2.4)
% of gross profit	104.7	107.6	(2.9)
Operating margin (excluding restructuring charges)	(0.8)	(1.4)	0.6

OCG
Revenue from services (including fee-based income)	$99.0	$86.7	14.2%		14.4%
Fee-based income	14.6	11.6	25.8		26.3
Gross profit	27.1	23.1	17.0		17.3
Total SG&A expenses	25.4	22.6	12.2		12.5
Earnings from operations	1.7	0.5	233.4

Gross profit rate	27.3%	26.7%	0.6	pts.
Expense rates:
% of revenue	25.6	26.1	(0.5)
% of gross profit	93.8	97.8	(4.0)
Operating margin	1.7	0.6	1.1

KELLY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In millions of dollars)

	Mar. 31, 2013	Dec. 30, 2012	Apr. 1, 2012
Current Assets
Cash and equivalents	$62.1	$76.3	$88.3
Trade accounts receivable, less allowances of $10.1, $10.4 and $12.9, respectively	999.8	1,013.9	977.9
Prepaid expenses and other current assets	56.8	57.5	64.2
Deferred taxes	36.3	44.9	34.3

Total current assets	1,155.0	1,192.6	1,164.7

Property and Equipment, Net	87.5	89.9	90.3

Noncurrent Deferred Taxes	106.6	82.8	96.4

Goodwill, Net	90.3	89.5	89.8

Other Assets	208.6	180.9	165.5

Total Assets	$1,648.0	$1,635.7	$1,606.7

Current Liabilities
Short-term borrowings	$50.2	$64.1	$94.7
Accounts payable and accrued liabilities	311.8	295.6	275.7
Accrued payroll and related taxes	250.2	264.5	273.8
Accrued insurance	31.4	32.8	30.5
Income and other taxes	61.2	65.3	61.1

Total current liabilities	704.8	722.3	735.8

Noncurrent Liabilities
Accrued insurance	41.6	43.5	51.8
Accrued retirement benefits	120.2	111.0	101.5
Other long-term liabilities	22.9	17.9	24.6

Total noncurrent liabilities	184.7	172.4	177.9

Stockholders' Equity
Common stock	40.1	40.1	40.1
Treasury stock	(61.1)	(61.6)	(66.6)
Paid-in capital	27.8	27.1	29.8
Earnings invested in the business	711.0	700.0	665.2
Accumulated other comprehensive income	40.7	35.4	24.5

Total stockholders' equity	758.5	741.0	693.0

Total Liabilities and Stockholders' Equity	$1,648.0	$1,635.7	$1,606.7

STATISTICS:
Working Capital	$450.2	$470.3	$428.9
Current Ratio	1.6	1.7	1.6
Debt-to-capital %	6.2%	8.0%	12.0%
Global Days Sales Outstanding	54	53	54

KELLY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 FOR THE 13 WEEKS ENDED MARCH 31, 2013 AND APRIL 1, 2012

(UNAUDITED)

(In millions of dollars)

	2013	2012

Cash flows from operating activities
Net earnings	$12.9	$9.6
Noncash adjustments:
Depreciation and amortization	5.3	5.7
Provision for bad debts	0.4	0.2
Stock-based compensation	1.2	1.4
Other, net	0.2	-
Changes in operating assets and liabilities	(14.1)	(3.5)

Net cash from operating activities	5.9	13.4

Cash flows from investing activities
Capital expenditures	(2.8)	(4.0)
Other investing activities	0.2	(0.4)

Net cash used in investing activities	(2.6)	(4.4)

Cash flows from financing activities
Net change in short-term borrowings	(13.7)	(2.3)
Dividend payments	(1.9)	(1.9)

Net cash used in financing activities	(15.6)	(4.2)

Effect of exchange rates on cash and equivalents	(1.9)	2.5

Net change in cash and equivalents	(14.2)	7.3
Cash and equivalents at beginning of period	76.3	81.0

Cash and equivalents at end of period	$62.1	$88.3

KELLY SERVICES, INC. AND SUBSIDIARIES

REVENUE FROM SERVICES

(UNAUDITED)

(In millions of dollars)

	First Quarter (Commercial, PT and OCG)
			% Change
	2013	2012	US$	Constant Currency

Americas
United States	$839.5	$858.5	(2.2)%	(2.2)%
Canada	56.0	59.5	(5.9)	(5.2)
Mexico	30.4	25.5	19.6	16.7
Puerto Rico	23.1	25.9	(10.7)	(10.7)
Brazil	18.5	18.0	2.4	16.4
Total Americas	967.5	987.4	(2.0)	(1.8)

EMEA
France	57.3	62.8	(8.8)	(9.3)
Switzerland	53.4	53.6	(0.3)	0.8
Russia	34.5	33.6	2.5	3.8
United Kingdom	25.8	27.7	(6.7)	(5.5)
Portugal	17.8	18.2	(2.5)	(2.8)
Germany	16.0	18.7	(14.4)	(14.9)
Norway	14.8	16.5	(9.9)	(12.3)
Italy	15.1	16.3	(7.3)	(7.7)
Other	17.4	15.6	11.2	10.2
Total EMEA	252.1	263.0	(4.2)	(4.0)

APAC
Australia	32.7	33.9	(3.3)	(1.6)
Singapore	26.1	24.2	8.1	6.0
Malaysia	16.7	17.8	(6.5)	(5.7)
New Zealand	11.5	13.1	(12.7)	(14.3)
Other	8.2	15.4	(46.9)	(43.8)
Total APAC	95.2	104.4	(8.8)	(8.4)

Total Kelly Services, Inc.	$1,314.8	$1,354.8	(3.0)%	(2.7)%